EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-            ) pertaining to the 2004 Stock Compensation Plan of SRI/Surgical Express, Inc. of our report dated February 18, 2004, with respect to the financial statements and schedule of SRI/Surgical Express, Inc. included in its Annual Report (Form 10-K) for the years ended December 31, 2003 and 2002, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP
Certified Public Accountants

Tampa, Florida

March 24, 2005